UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 19, 2006 William J. Ruehle retired from employment with Broadcom Corporation, effective immediately. Prior to his retirement, Mr. Ruehle, 64, served as Senior Vice President and Chief Financial Officer of Broadcom. A search has been commenced to find his successor as Chief Financial Officer.

(c) On September 19, 2006 Broadcom’s Board of Directors elected Bruce E. Kiddoo as Acting Chief Financial Officer of the company. While serving in that position, Mr. Kiddoo will also continue to serve in his current positions with Broadcom, which include Vice President, Corporate Controller, and Principal Accounting Officer, and as a director and officer of certain Broadcom subsidiaries.

Mr. Kiddoo, 45, joined Broadcom as Controller of the Broadband Communications Business Unit in December 1999. In July 2002 he was elected Corporate Controller and Principal Accounting Officer, and in January 2003 he was elected a Vice President. Prior to joining Broadcom, Mr. Kiddoo held various senior financial management positions for over five years at LSI Logic Corporation, a semiconductor manufacturer. Before joining LSI Logic, Mr. Kiddoo held various financial positions at IBM and in the United States Navy, where he worked in Naval Reactors. He received a B.S. in Applied Science from the United States Naval Academy and an M.B.A. from the College of William and Mary.

On September 19, 2006 Broadcom issued a related press release announcing Mr. Ruehle’s retirement and Mr. Kiddoo’s election as Acting Chief Financial Officer. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated September 19, 2006 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

September 25, 2006	By:	/s/ Scott A. McGregor

Name: Scott A. McGregor
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 19, 2006 of the Registrant.